EXHIBIT 99.2

GROUP MEMBERS*

Warburg Pincus Private Equity VIII, L.P.

Warburg Pincus Netherlands Private Equity VIII C.V. I

WP-WPVIII Investors, L.P.

Warburg Pincus International Partners, L.P.

Warburg Pincus Netherlands International Partners I C.V.

WP-WPIP Investors L.P.

Blackstone Capital Partners (Cayman) IV L.P.

Blackstone Capital Partners (Cayman) IV-A L.P.

Blackstone Family Investment Partnership (Cayman) IV-A L.P.

Blackstone Family Investment Partnership (Cayman) IV-A SMD L.P.

Blackstone Participation Partnership (Cayman) IV L.P.

*Pursuant to a Shareholders Agreement dated May 10, 2011 (a form of which was filed as Exhibit 9.1 to Amendment No. 3 to the Issuer’s Registration Statement on Form S-1 on March 30, 2011), each of the entities listed in this Exhibit 99.2 agreed to vote in a certain manner on matters related to the election of certain directors.  Pursuant to Rule 13d-5(b)(i) promulgated under the Securities and Exchange Act of 1934, as amended, these entities may be deemed to constitute a “group”.